Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

June 30, 2019

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2019
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2019 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2019 Results

NEW YORK, NY, July 31, 2019 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter ended June 30, 2019.

Financial Results(1)(2)

•
Generated net income of $28.1 million, or $0.22 per diluted share, for the quarter compared to net income of $59.8 million, or $0.47 per diluted share for the second quarter of 2018 and $56.0 million, or $0.44 per diluted share, for the six months ended June 30, 2019 compared to $82.8 million, or $0.65 per diluted share, for the six months ended June 30, 2018.

•
Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $57.6 million, or $0.45 per share, for the quarter compared to $39.6 million, or $0.31 per share, for the second quarter of 2018 and $94.1 million, or $0.74 per share, for the six months ended June 30, 2019 compared to $83.7 million, or $0.66 per share, for the six months ended June 30, 2018.

•
Generated FFO as Adjusted of $37.4 million, or $0.30 per share, for the quarter compared to $41.6 million, or $0.33 per share, for the second quarter of 2018 and $74.6 million, or $0.59 per share, for the six months ended June 30, 2019 compared to $82.9 million, or $0.65 per share, for the six months ended June 30, 2018.

Operating Results(1)(3)

•
Reported a decline in same-property cash Net Operating Income ("NOI") including properties in redevelopment of 0.3% compared to the second quarter of 2018 and a decline of 0.2% compared to the six months ended June 30, 2018. Excluding the impact of anchor bankruptcies, same-property cash NOI including properties in redevelopment for the quarter and for the six months ended June 30, 2019 would have increased by 4.4% and 4.2%, respectively.

•
Reported a decline in same-property cash NOI excluding properties in redevelopment of 1.8% compared to the second quarter of 2018 and of 1.9% compared to the six months ended June 30, 2018. Excluding the impact of anchor bankruptcies, same-property cash NOI excluding properties in redevelopment for the quarter and for the six months ended June 30, 2019 would have increased by 2.8% and 2.4%, respectively.

•	Bankruptcy settlement proceeds of $0.8 million received during the second quarter are excluded from same-property cash NOI and FFO as Adjusted.

•
Reported same-property portfolio occupancy of 92.5%, a decrease of 190 basis points compared to March 31, 2019 and a decrease of 540 basis points compared to June 30, 2018. During the second quarter, two spaces previously occupied by Kmart totaling approximately 225,000 sf were recaptured.

•
Reported consolidated portfolio occupancy of 92.1%, a decrease of 180 basis points compared to March 31, 2019 and a decrease of 510 basis points compared to June 30, 2018, primarily due to anchor bankruptcies.

•
Executed 22 new leases, renewals and options totaling 362,000 square feet ("sf") during the quarter. Same-space leases totaled 362,000 sf and generated average rent spreads of 12.9% on a GAAP basis and 6.5% on a cash basis.

“2019 is a transition year for our company as we execute on our strategy to drive long term growth,” said Jeff Olson, Chairman and CEO. “Our results reflect the temporary loss of income from a handful of retailers including Toys "R" Us and Kmart. We are confident these spaces will be replaced with leading discounters, grocers, fitness clubs, entertainment concepts and other uses resulting in significant increases to tenant quality, occupancy, same-property

NOI and earnings growth in 2020 and beyond. We look forward to hosting an investor day later this year to provide details on the leasing, redevelopment, acquisition and disposition initiatives that will drive growth over the next several years.”
Development and Redevelopment
During the second quarter, the Company invested $18.1 million in redevelopment projects and completed the anchor retenanting at Woodbridge Commons in Woodbridge, NJ and the ShopRite expansion at Rockaway River Commons in Rockaway, NJ.

In July 2019, Burlington opened its new 43,000 sf store at Bergen Town Center. Burlington joins other recently opened stores and restaurants, including Express, Lands' End, Ruth's Chris, Sticky's Finger Joint and Cava Grill. Chopt is scheduled to open in August.

The Company has $120.8 million of active redevelopment projects under way, which are expected to generate a 7% unleveraged yield. Approximately $20.9 million of that amount remains to be funded.

The Company is advancing its plans to redevelop and further densify its flagship assets including Bergen Town Center, Bruckner Commons, Hudson Mall, and Yonkers Gateway Center.

Anchor Leasing(7)
The Company has 12 anchor (>30,000 sf) vacancies accounting for approximately 790,000 sf of gross leasable area with a market rent of approximately $19 million a year. Eleven of these vacancies occurred in the last year resulting from the Toys “R” Us, Sears (Kmart), National Wholesale Liquidators and Fallas bankruptcies.

The Company has executed leases with Burlington for two of these spaces which are expected to commence rent during the fourth quarter of 2019. The Company expects to lease three of these spaces during the third quarter and is in active discussions to lease four other spaces. The remaining three vacancies are situated at Bruckner Commons in the Bronx and Hudson Mall in Jersey City, where the spaces will likely be incorporated into larger scale redevelopments, and at Las Catalinas in Puerto Rico.

Disposition Activity
The Company sold its property in Glen Burnie, MD for $16.2 million during the quarter and its property in Springfield, MA for $10.2 million in July 2019, bringing year-to-date total sales to $45.0 million. Nine additional non-core properties are under contract or letter of intent to sell for approximately $140 million. The weighted average cap rate on properties sold and under contract or letter of intent to sell is approximately 7.3%. Proceeds are expected to be used for acquisitions, redevelopment and potentially a special dividend.

Balance Sheet Highlights at June 30, 2019(1)(4)(5)(6)

•	Total market capitalization of approximately $3.8 billion comprised of 127.4 million fully-diluted common shares valued at $2.2 billion and $1.6 billion of debt.

•	Net debt to total market capitalization of 29%.

•	Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 5.1x.

•	$463.6 million of cash and cash equivalents, including restricted cash.

Financing Activity
Subsequent to June 30, 2019, the Company amended its $600 million revolving credit facility, extending the maturity date from March 2021 to January 2024 with two six-month extension options. The amended facility contains terms and conditions materially consistent with the prior agreement except that borrowing rates are generally lower by 5 basis points depending on the Company's leverage level. No amounts have been drawn on the credit facility.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended June 30, 2019.
(3) Refer to page 6 for a reconciliation of Net Income to Cash NOI and Same-Property Cash NOI for the quarter ended June 30, 2019.
(4) Refer to page 7 for a reconciliation of net income to EBITDAre and annualized Adjusted EBITDAre for the quarter ended June 30, 2019.
(5) Net debt as of June 30, 2019 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $463.6 million.
(6) Refer to page 16 for the calculation of market capitalization as of June 30, 2019.
(7) Excludes an anchor vacancy for one property currently under contract for sale, expected to close in the third quarter.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses cash NOI margin, calculated as cash NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 82 properties for the three and six months ended June 30, 2019 and 2018, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments as detailed in the

Reconciliation of Net Income to cash NOI and same-property cash NOI included in the tables accompanying this press release.

•
EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of June 30, 2019, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared totaling 82 properties for the three and six months ended June 30, 2019 and 2018, respectively. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and six months ended June 30, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$28,067	$59,774	$55,959	$82,813
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,518)	(6,025)	(3,873)	(8,353)
Consolidated subsidiaries	22	(12)	22	(23)
Net income attributable to common shareholders	26,571	53,737	52,108	74,437
Adjustments:
Rental property depreciation and amortization	22,348	30,258	43,971	51,330
Gain on sale of real estate	(11,550)	(50,440)	(28,503)	(50,440)
Real estate impairment loss	18,695	—	22,653	—
Limited partnership interests in operating partnership	1,518	6,025	3,873	8,353
FFO Applicable to diluted common shareholders	57,582	39,580	94,102	83,680
FFO per diluted common share(1)	0.45	0.31	0.74	0.66
Adjustments to FFO:
Casualty gain, net(2)	(13,583)	(108)	(13,583)	(688)
Impact from tenant bankruptcies(3)	(7,366)	1,875	(7,366)	1,875
Tenant bankruptcy settlement income	(835)	(114)	(862)	(278)
Tax impact from Hurricane Maria	1,111	58	1,111	226
Severance expenses	466	—	466	—
Transaction costs	70	—	318	—
Executive transition costs	—	—	375	—
Environmental remediation costs	—	334	—	584
Gain on extinguishment of debt	—	—	—	(2,524)
FFO as Adjusted applicable to diluted common shareholders	$37,445	$41,625	$74,561	$82,875
FFO as Adjusted per diluted common share(1)	$0.30	$0.33	$0.59	$0.65

Weighted Average diluted common shares(1)	126,580	126,602	126,554	126,594
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2019 and June 30, 2018, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Amount for the three and six months ended June 30, 2019 reflects insurance proceeds for Hurricane Maria at our two malls in Puerto Rico and tornado damage at our shopping center in Wilkes-Barre, PA.
(3) Amount for the three and six months ended June 30, 2019 reflects a write-off of the below-market intangible liability connected with the rejection of our Kmart lease in Huntington, NY.

Reconciliation of Net Income to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the three and six months ended June 30, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of cash NOI and same-property cash NOI.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2019	2018	2019	2018
Net income	$28,067	$59,774	$55,959	$82,813
Management and development fee income from non-owned properties	(308)	(347)	(660)	(689)
Other expense (income)	318	4	548	(73)
Depreciation and amortization	22,567	30,441	44,397	51,711
General and administrative expense	10,010	8,236	20,590	15,877
Casualty and impairment loss (gain), net(1)	5,112	35	9,070	(1,306)
Gain on sale of real estate	(11,550)	(50,440)	(28,503)	(50,440)
Interest income	(2,458)	(2,031)	(4,964)	(3,555)
Interest and debt expense	16,472	15,659	33,008	31,303
Gain on extinguishment of debt	—	—	—	(2,524)
Income tax expense	994	192	1,196	626
Non-cash revenue and expenses	(9,089)	(6,792)	(11,163)	(9,081)
Cash NOI	60,135	54,731	119,478	114,662
Adjustments:
Non-same property cash NOI(2)	(5,608)	(5,780)	(11,929)	(12,059)
Tenant bankruptcy settlement income and lease termination income	(1,152)	(813)	(1,179)	(977)
Lease termination payment	—	6,000	—	6,000
Natural disaster related operating loss	—	(128)	—	178
Environmental remediation costs	—	334	—	584
Same-property cash NOI(3)	$53,375	$54,344	$106,370	$108,388
Cash NOI related to properties being redeveloped	5,640	4,830	11,497	9,721
Same-property cash NOI including properties in redevelopment(3)	$59,015	$59,174	$117,867	$118,109
(1) The three and six months ended June 30, 2019 reflect real estate impairment losses, offset by insurance proceeds for Hurricane Maria at our two malls in Puerto Rico and for tornado damage at our shopping center in Wilkes-Barre, PA. The six months ended June 30, 2018 reflect hurricane-related insurance proceeds net of expenses.
(2) Non-same property cash NOI includes cash NOI related to properties being redeveloped and properties acquired or disposed.
(3) The results for the three and six months ended June 30, 2019 were negatively impacted by store closures from anchor bankruptcies. Excluding the impact of the bankruptcies of Toys “R” Us, National Wholesale Liquidators, Fallas and Sears (Kmart), same-property cash NOI would have increased by 2.8% for the three months ended June 30, 2019 and by 2.4% for the six months ended June 30, 2019, and same-property cash NOI including properties in redevelopment would have increased by 4.4% the three months ended June 30, 2019 and by 4.2% for the six months ended June 30, 2019:

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2019	2018		2019	2018
Same-property cash NOI	$53,375	$54,344	(1.8)%	$106,370	$108,388	(1.9)%
Cash NOI lost due to anchor bankruptcies	2,793	317		5,598	961
Same-property cash NOI including item above	56,168	54,661	2.8%	111,968	109,349	2.4%
Cash NOI related to properties being redeveloped	5,640	4,830		11,497	9,721
Cash NOI lost due to anchor bankruptcies at properties being redeveloped	324	—		633	39
Same-property cash NOI including properties in redevelopment and including item above	$62,132	$59,491	4.4%	$124,098	$119,109	4.2%

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and six months ended June 30, 2019 and 2018, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2019	2018	2019	2018
Net income	$28,067	$59,774	$55,959	$82,813
Depreciation and amortization	22,567	30,441	44,397	51,711
Interest and debt expense	16,472	15,659	33,008	31,303
Income tax expense	994	192	1,196	626
Gain on sale of real estate	(11,550)	(50,440)	(28,503)	(50,440)
Real estate impairment loss	18,695	—	22,653	—
EBITDAre	75,245	55,626	128,710	116,013
Adjustments for Adjusted EBITDAre:
Casualty gain, net(1)	(13,583)	(108)	(13,583)	(688)
Impact from tenant bankruptcies(1)	(7,366)	1,875	(7,366)	1,875
Tenant bankruptcy settlement income	(835)	(114)	(862)	(278)
Severance expenses	466	—	466	—
Transaction costs	70	—	318	—
Executive transition costs	—	—	375	—
Environmental remediation costs	—	334	—	584
Gain on extinguishment of debt	—	—	—	(2,524)
Adjusted EBITDAre	$53,997	$57,613	$108,058	$114,982
(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 86 properties totaling 15.9 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to pursue, finance and complete acquisition opportunities, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline, the Company's ability to achieve the estimated unleveraged returns for such projects and acquisitions, the estimated remediation and repair costs related to natural disasters at the affected properties and the loss of or bankruptcy of a major tenant and the impact of any such event. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of June 30, 2019

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2019. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2019 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three months ended		Six months ended
Summary Financial Results	June 30, 2019		June 30, 2019
Total revenue	$102,747		$200,479
General & administrative expenses (G&A)	$10,010		$20,590
Net income attributable to common shareholders	$26,571		$52,108
Earnings per diluted share	$0.22		$0.44
Adjusted EBITDAre(7)	$53,997		$108,058
Funds from operations (FFO)	$57,582		$94,102
FFO per diluted common share	$0.45		$0.74
FFO as Adjusted	$37,445		$74,561
FFO as Adjusted per diluted common share	$0.30		$0.59
Total dividends paid per share	$0.22		$0.44
Stock closing price low-high range (NYSE)	$17.01 to $19.51		$16.59 to $20.73
Weighted average diluted shares used in EPS computations(1)	120,461		118,436
Weighted average diluted common shares used in FFO computations(1)	126,580		126,554

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	86 / 85
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,990,000
Weighted average annual rent psf - retail portfolio(3)(5)	$18.53
Consolidated occupancy at end of period	92.1%
Consolidated retail portfolio occupancy at end of period(5)	91.8%
Same-property portfolio occupancy at end of period(2)	92.5%
Same-property portfolio physical occupancy at end of period(4)(2)	91.4%
Same-property cash NOI growth(2)	(1.8)%		(1.9)%
Same-property cash NOI growth, including redevelopment properties	(0.3)%		(0.2)%
Cash NOI margin - total portfolio	64.6%		63.5%
Expense recovery ratio - total portfolio	95.5%		95.4%
New, renewal and option rent spread - cash basis(8)	6.5%		5.0%
New, renewal and option rent spread - GAAP basis(8)	12.9%		12.1%
Net debt to total market capitalization(6)	29.1%		29.1%
Net debt to Adjusted EBITDAre(6)	5.1	x	5.1	x
Adjusted EBITDAre to interest expense(7)	3.4	x	3.4	x
Adjusted EBITDAre to fixed charges(7)	3.2	x	3.2	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2019, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both cash NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development and redevelopment and acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses and 74,000 square feet of self-storage. Weighted average annual rent per square foot for our retail portfolio and warehouses was $17.72.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses and self-storage.
(6) See computation on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2019 (unaudited) and December 31, 2018
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2019	2018
ASSETS
Real estate, at cost:
Land	$516,177	$525,819
Buildings and improvements	2,155,036	2,156,113
Construction in progress	78,320	80,385
Furniture, fixtures and equipment	7,066	6,675
Total	2,756,599	2,768,992
Accumulated depreciation and amortization	(661,909)	(645,872)
Real estate, net	2,094,690	2,123,120
Right-of-use assets	85,404	—
Cash and cash equivalents	412,126	440,430
Restricted cash	51,473	17,092
Tenant and other receivables, net of allowance for doubtful accounts of $6,486 as of December 31, 2018	32,643	28,563
Receivable arising from the straight-lining of rents, net of $134 as of December 31, 2018	77,189	84,903
Identified intangible assets, net of accumulated amortization of $29,479 and $39,526, respectively	51,618	68,422
Deferred leasing costs, net of accumulated amortization of $16,615 and $16,826, respectively	20,667	21,277
Deferred financing costs, net of accumulated amortization of $3,276 and $2,764, respectively	1,723	2,219
Prepaid expenses and other assets	30,886	12,968
Total assets	$2,858,419	$2,798,994

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,548,944	$1,550,242
Lease liabilities	83,050	—
Accounts payable, accrued expenses and other liabilities	85,034	98,517
Identified intangible liabilities, net of accumulated amortization of $66,613 and $65,058, respectively	131,705	144,258
Total liabilities	1,848,733	1,793,017
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 121,171,003 and 114,345,565 shares issued and outstanding, respectively	1,212	1,143
Additional paid-in capital	1,015,470	956,420
Accumulated deficit	(56,580)	(52,857)
Noncontrolling interests:
Operating partnership	49,157	100,822
Consolidated subsidiaries	427	449
Total equity	1,009,686	1,005,977
Total liabilities and equity	$2,858,419	$2,798,994

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2019 and 2018 (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUE
Rental revenue	$101,488	$100,768	$198,796	$199,162
Management and development fees	308	347	660	689
Other income	951	855	1,023	1,172
Total revenue	102,747	101,970	200,479	201,023
EXPENSES
Depreciation and amortization	22,567	30,441	44,397	51,711
Real estate taxes	15,221	15,587	30,698	31,362
Property operating	14,416	21,765	31,477	39,668
General and administrative	10,010	8,236	20,590	15,877
Casualty and impairment loss (gain), net	5,112	35	9,070	(1,306)
Lease expense	3,896	2,752	7,551	5,488
Total expenses	71,222	78,816	143,783	142,800
Gain on sale of real estate	11,550	50,440	28,503	50,440
Interest income	2,458	2,031	4,964	3,555
Interest and debt expense	(16,472)	(15,659)	(33,008)	(31,303)
Gain on extinguishment of debt	—	—	—	2,524
Income before income taxes	29,061	59,966	57,155	83,439
Income tax expense	(994)	(192)	(1,196)	(626)
Net income	28,067	59,774	55,959	82,813
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,518)	(6,025)	(3,873)	(8,353)
Consolidated subsidiaries	22	(12)	22	(23)
Net income attributable to common shareholders	$26,571	$53,737	$52,108	$74,437

Earnings per common share - Basic:	$0.22	$0.47	$0.44	$0.65
Earnings per common share - Diluted:	$0.22	$0.47	$0.44	$0.65
Weighted average shares outstanding - Basic	120,364	113,739	118,330	113,708
Weighted average shares outstanding - Diluted	120,461	113,942	118,436	114,151

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2019 and 2018
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2019	2018		2019	2018
Total cash NOI(1)
Total revenue	$93,047	$93,904	(0.9)%	$188,025	$189,953	(1.0)%
Total property operating expenses	(32,912)	(39,173)	(16.0)%	(68,547)	(75,291)	(9.0)%
Cash NOI - total portfolio	$60,135	$54,731	9.9%	$119,478	$114,662	4.2%

Cash NOI margin (Cash NOI / Total revenue)(2)	64.6%	58.3%		63.5%	60.4%

Same-property cash NOI(1)
Property rentals	$60,217	$61,095		$120,643	$121,964
Tenant expense reimbursements	24,113	24,096		49,994	50,326
Bad debt expense(3)	(186)	—		(569)	—
Total revenue	84,144	85,191		170,068	172,290
Real estate taxes	(14,669)	(14,522)		(29,399)	(29,112)
Property operating(3)	(12,832)	(13,094)		(27,854)	(28,331)
Lease expense	(3,268)	(3,231)		(6,445)	(6,459)
Total property operating expenses	(30,769)	(30,847)		(63,698)	(63,902)
Same-property cash NOI(1)	$53,375	$54,344	(1.8)%	$106,370	$108,388	(1.9)%

Cash NOI related to properties being redeveloped	$5,640	$4,830		$11,497	$9,721
Same-property cash NOI including properties in redevelopment(1)	$59,015	$59,174	(0.3)%	$117,867	$118,109	(0.2)%

Same-property physical occupancy	91.4%	96.4%		91.4%	96.4%
Same-property leased occupancy	92.5%	97.9%		92.5%	97.9%
Number of properties included in same-property analysis	82			82

(1) Refer to page 6 for a reconciliation of net income to cash NOI and same-property cash NOI.
(2) The cash NOI margin for the three and six months ended June 30, 2018 includes a $6.0 million lease termination payment for the Toys "R" Us lease at Hudson Mall in Jersey City, NJ. Excluding the $6.0 million lease termination payment, the cash NOI margin is 64.7% and 63.5% for the three and six months ended June 30, 2018, respectively.
(3) Bad debt expense of $0.9 million and $2.0 million is included in "Property operating expenses" for the three and six months ended June 30, 2018, respectively. Bad debt expense for the three and six months ended June 30, 2019 is included as an offset within total revenue.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and six months ended June 30, 2019 and 2018
(in thousands)

	Three Months Ended June 30,					Six Months Ended June 30,
	2019		2018			2019		2018
Net income	$28,067		$59,774			$55,959		$82,813
Depreciation and amortization	22,567		30,441			44,397		51,711
Interest expense	15,752		14,942			31,568		29,864
Amortization of deferred financing costs	720		717			1,440		1,439
Income tax expense	994		192			1,196		626
Gain on sale of real estate	(11,550)		(50,440)			(28,503)		(50,440)
Real estate impairment loss	18,695		—		—	22,653		—
EBITDAre	75,245		55,626		—	128,710		116,013
Adjustments for Adjusted EBITDAre:
Casualty gain, net(1)	(13,583)		(108)			(13,583)		(688)
Impact from tenant bankruptcies(1)	(7,366)		1,875			(7,366)		1,875
Tenant bankruptcy settlement income	(835)		(114)			(862)		(278)
Severance expenses	466		—			466		—
Transaction costs	70		—			318		—
Executive transition costs	—		—			375		—
Environmental remediation costs	—		334			—		584
Gain on extinguishment of debt	—		—			—		(2,524)
Adjusted EBITDAre	$53,997		$57,613			$108,058		$114,982

Interest expense	$15,752		$14,942			$31,568		$29,864

Adjusted EBITDAre to interest expense	3.4	x	3.9	x		3.4	x	3.9	x

Fixed charges
Interest expense	$15,752		$14,942			$31,568		$29,864
Scheduled principal amortization	915		1,112			2,059		1,981
Total fixed charges	$16,667		$16,054			$33,627		$31,845

Adjusted EBITDAre to fixed charges	3.2	x	3.6	x		3.2	x	3.6	x

(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2019 and 2018
(in thousands, except per share amounts)

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	(in thousands)	(per share)(3)	(in thousands)	(per share)(3)
Net income	$28,067	$0.22	$55,959	$0.44
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,518)	(0.01)	(3,873)	(0.03)
Consolidated subsidiaries	22	—	22	—
Net income attributable to common shareholders	26,571	0.21	52,108	0.41
Adjustments:
Rental property depreciation and amortization	22,348	0.18	43,971	0.35
Real estate impairment loss	18,695	0.15	22,653	0.18
Gain on sale of real estate	(11,550)	(0.09)	(28,503)	(0.23)
Limited partnership interests in operating partnership(1)	1,518	0.01	3,873	0.03
FFO applicable to diluted common shareholders	57,582	0.45	94,102	0.74

Casualty gain, net(2)	(13,583)	(0.11)	(13,583)	(0.11)
Impact from tenant bankruptcies(2)	(7,366)	(0.06)	(7,366)	(0.06)
Tenant bankruptcy settlement income	(835)	—	(862)	—
Tax impact from Hurricane Maria	1,111	0.01	1,111	0.01
Severance expenses	466	—	466	—
Executive transition costs	—	—	375	—
Transaction costs	70	—	318	—
FFO as Adjusted applicable to diluted common shareholders	$37,445	$0.30	$74,561	$0.59

Weighted average diluted shares used to calculate EPS	120,461		118,436
Assumed conversion of OP and LTIP Units to common shares	6,119		8,118
Weighted average diluted common shares - FFO	126,580		126,554
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.
(3) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of June 30, 2019
(in thousands, except share amounts)

	June 30, 2019
Closing market price of common shares	$17.33

Basic common shares	121,171,003
OP and LTIP units	6,201,228
Diluted common shares	127,372,231

Equity market capitalization	$2,207,361

Total consolidated debt(1)	$1,559,934
Cash and cash equivalents including restricted cash	(463,599)
Net debt	$1,096,335

Net Debt to annualized Adjusted EBITDAre	5.1	x

Total consolidated debt(1)	$1,559,934
Equity market capitalization	2,207,361
Total market capitalization	$3,767,295

Net debt to total market capitalization at applicable market price	29.1%

Cash and cash equivalents including restricted cash	$463,599
Available under unsecured credit facility	600,000
Total liquidity	$1,063,599

(1) Total consolidated debt excludes unamortized debt issuance costs of $11.0 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Rental revenue:
Property rentals	$75,589	$74,546	$145,123	$144,268
Tenant expense reimbursements	26,187	26,222	54,446	54,894
Bad debt expense(7)	(288)	—	(773)	—
Total rental revenue	$101,488	$100,768	$198,796	$199,162

Certain non-cash items:
Straight-line rental income (expense)(1)	$(59)	$(98)	$271	$(146)
Amortization of below-market lease intangibles, net(1)	9,441	7,822	11,801	10,455
Lease expense GAAP adjustments(2)	(293)	(274)	(600)	(535)
Reserves on receivables from straight-line rents(5)	—	(659)	(308)	(693)
Amortization of deferred financing costs(4)	(720)	(718)	(1,440)	(1,440)
Capitalized interest(4)	424	1,269	989	2,423
Share-based compensation expense(3)	(3,295)	(2,222)	(6,959)	(4,242)

Capital expenditures: (6)
Development and redevelopment costs	$22,050	$25,793	$45,488	$52,372
Maintenance capital expenditures	866	867	1,633	1,510
Leasing commissions	518	351	1,109	881
Tenant improvements and allowances	986	203	3,399	1,097
Total capital expenditures	$24,420	$27,214	$51,629	$55,860

	June 30, 2019	December 31, 2018
Accounts payable, accrued expenses and other liabilities:
Accrued capital expenditures and leasing costs	$21,201	$29,754
Deferred tenant revenue	19,152	28,697
Liabilities related to assets held for sale	12,081	—
Accrued interest payable	9,196	8,950
Deferred tax liability, net	5,363	5,532
Security deposits	5,671	5,396
Accrued payroll expenses	3,326	5,747
Other liabilities and accrued expenses	9,044	7,371
Accrued rent	—	7,070
Total accounts payable and accrued expenses	$85,034	$98,517

(1) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income.
(2) GAAP adjustments consist of amortization of below-market ground lease intangibles and straight-line lease expense. Amounts are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts included in the financial statement line item "Rental revenue" for the three and six months ended June 30, 2019 and "Property operating expenses" for the three and six months ended June 30, 2018 in the consolidated statements of income.
(6) Amounts presented on a cash basis.
(7) In adherence with ASC 842 Leases, the Company includes bad debt expense related to operating lease receivables in "Rental revenue" in the consolidated statements of income for the three and six months ended June 30, 2019 and in "Property operating expenses" for all prior periods.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2019

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	7	920,226	5.8%	$16,497,358	6.3%	$17.93	14.8
The TJX Companies, Inc.(2)	18	614,628	3.9%	11,190,673	4.3%	18.21	5.0
Best Buy Co., Inc.	10	442,118	2.8%	10,563,530	4.1%	23.89	5.6
Walmart Inc.	8	1,221,204	7.7%	9,599,762	3.7%	7.86	6.9
Lowe's Companies, Inc.	6	976,415	6.1%	8,575,004	3.3%	8.78	8.2
Ahold Delhaize(3)	8	589,907	3.7%	7,196,594	2.8%	12.20	7.6
Kohl's Corporation	8	716,345	4.5%	7,103,229	2.7%	9.92	4.0
PetSmart, Inc.	12	287,493	1.8%	6,830,484	2.6%	23.76	4.2
BJ's Wholesale Club	4	454,297	2.9%	5,461,140	2.1%	12.02	8.8
Wakefern (ShopRite)	4	296,018	1.9%	5,241,942	2.0%	17.71	13.0
Staples, Inc.	9	186,030	1.2%	4,025,777	1.5%	21.64	3.1
Burlington Stores, Inc.	4	261,342	1.6%	3,917,188	1.5%	14.99	9.2
Whole Foods Market, Inc.	2	100,682	0.6%	3,655,898	1.4%	36.31	11.1
The Gap, Inc.(4)	8	123,784	0.8%	3,574,801	1.4%	28.88	2.6
Target Corporation	2	297,856	1.9%	3,548,666	1.4%	11.91	12.7
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	7.6
Sears Holdings Corporation(5)	2	321,917	2.0%	3,313,959	1.3%	10.29	25.8
Bob's Discount Furniture	4	170,931	1.1%	3,180,985	1.2%	18.61	3.9
LA Fitness International LLC	4	181,342	1.1%	3,165,032	1.2%	17.45	8.0
24 Hour Fitness	1	53,750	0.3%	2,564,520	1.0%	47.71	12.5
Dick's Sporting Goods, Inc.(6)	3	117,345	0.7%	2,291,322	0.9%	19.53	3.9
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	9.3
Bed Bath & Beyond Inc.(7)	5	149,879	0.9%	2,098,009	0.8%	14.00	4.0
Hudson's Bay Company (Saks)	2	59,143	0.4%	1,921,776	0.7%	32.49	4.3
Raymour & Flanigan	3	179,370	1.1%	1,867,412	0.7%	10.41	9.3

Total/Weighted Average	136	8,910,121	56.0%	$132,980,742	51.0%	$14.92	8.4

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (12), T.J. Maxx (3), HomeGoods (2) and Homesense (1).
(3) Includes Stop & Shop (6) and Giant Food (2).
(4) Includes Old Navy (5), Gap (2) and Banana Republic (1).
(5) Includes Kmart (2). Sears Holdings Corporation ("Sears") declared bankruptcy on October 15, 2018. Kmart previously generated approximately $8.5 million in annual gross rents including tenant reimbursement income, for the Company under four leases. During the quarter, our Kmart leases at Las Catalinas and Huntington, NY were rejected by ESL Investments (“ESL”) and ESL assumed the Company’s remaining two Kmart leases at Montehiedra and at Bruckner Commons.
(6) Includes Dick's Sporting Goods (2) and Golf Galaxy (1).
(7) Includes Harmon Face Values (3) and Bed Bath & Beyond (2).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and six months ended June 30, 2019

	Three Months Ended June 30, 2019		Six Months Ended June 30, 2019
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New leases
Number of new leases executed	10	10	21	21
Total square feet	86,900	86,900	201,710	201,710
Number of same space leases	9	9	17	17
Same space square feet	86,820	86,820	191,312	191,312
Prior rent per square foot	$23.66	$24.86	$20.63	$21.94
New rent per square foot	$26.74	$24.95	$22.61	$21.26
Same space weighted average lease term (years)	11.2	11.2	10.5	10.5
Same space TIs per square foot	N/A	$26.78	N/A	$20.50
Rent spread	13.0%	0.4%	9.6%	(3.1)%

Renewals & Options
Number of leases executed	12	12	39	39
Total square feet	275,262	275,262	616,684	616,684
Number of same space leases	12	12	39	39
Same space square feet	275,262	275,262	616,684	616,684
Prior rent per square foot	$16.15	$16.34	$16.66	$16.97
New rent per square foot	$18.22	$17.88	$18.84	$18.38
Same space weighted average lease term (years)	6.5	6.5	7.1	7.1
Same space TIs per square foot	N/A	$—	N/A	$0.03
Rent spread	12.8%	9.4%	13.1%	8.3%

Total New Leases and Renewals & Options
Number of leases executed	22	22	60	60
Total square feet	362,162	362,162	818,394	818,394
Number of same space leases	21	21	56	56
Same space square feet	362,082	362,082	807,996	807,996
Prior rent per square foot	$17.95	$18.38	$17.60	$18.15
New rent per square foot	$20.26	$19.57	$19.73	$19.06
Same space weighted average lease term (years)	7.6	7.6	7.9	7.9
Same space TIs per square foot	N/A	$6.42	N/A	$4.88
Rent spread	12.9%	6.5%	12.1%	5.0%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2019

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	22	44,000	1.9%	$44.30	22	44,000	0.3%	$44.30
2019	7	259,000	2.0%	10.32	39	119,000	5.1%	29.68	46	378,000	2.5%	16.42
2020	23	760,000	6.0%	15.02	89	262,000	11.3%	34.36	112	1,022,000	6.8%	19.98
2021	25	650,000	5.1%	21.43	66	208,000	9.0%	34.84	91	858,000	5.7%	24.68
2022	23	1,089,000	8.6%	11.91	65	183,000	7.9%	33.60	88	1,272,000	8.5%	15.03
2023	35	1,526,000	12.0%	15.61	49	156,000	6.8%	36.40	84	1,682,000	11.2%	17.54
2024	36	1,442,000	11.4%	16.35	61	222,000	9.6%	30.56	97	1,664,000	11.1%	18.25
2025	16	749,000	5.9%	14.43	32	104,000	4.5%	37.15	48	853,000	5.7%	17.20
2026	7	405,000	3.2%	8.73	56	177,000	7.7%	30.85	63	582,000	3.9%	15.46
2027	15	596,000	4.7%	16.04	37	168,000	7.3%	34.42	52	764,000	5.1%	20.08
2028	10	350,000	2.8%	24.24	33	121,000	5.2%	40.49	43	471,000	3.2%	28.42
2029	24	1,204,000	9.5%	18.41	31	115,000	5.0%	46.30	55	1,319,000	8.8%	20.84
Thereafter	33	2,726,000	21.5%	13.94	23	125,000	5.4%	33.69	56	2,851,000	19.0%	14.81
Subtotal/Average	254	11,756,000	92.7%	$15.44	603	2,004,000	86.7%	$35.78	857	13,760,000	91.8%	$18.40
Vacant	20	922,000	7.3%	N/A	125	308,000	13.3%	N/A	145	1,230,000	8.2%	N/A
Total/Average	274	12,678,000	100%	N/A	728	2,312,000	100%	N/A	1,002	14,990,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.54 per square foot as of June 30, 2019. The table also excludes 74,000 square feet of self-storage.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of June 30, 2019

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	22	44,000	1.9%	$45.29	22	44,000	0.3%	$45.29
2019	6	248,000	2.0%	9.85	29	82,000	3.6%	32.52	35	330,000	2.2%	15.48
2020	7	151,000	1.2%	16.47	75	201,000	8.7%	37.58	82	352,000	2.3%	28.52
2021	6	121,000	0.9%	18.25	47	129,000	5.6%	36.12	53	250,000	1.7%	27.47
2022	2	55,000	0.4%	7.77	40	110,000	4.8%	39.03	42	165,000	1.1%	28.61
2023	8	230,000	1.8%	21.52	30	76,000	3.3%	40.87	38	306,000	2.0%	26.32
2024	6	108,000	0.8%	15.08	45	128,000	5.5%	35.36	51	236,000	1.6%	26.08
2025	10	329,000	2.6%	19.20	27	90,000	3.9%	35.42	37	419,000	2.8%	22.68
2026	6	166,000	1.3%	14.42	45	122,000	5.3%	35.40	51	288,000	1.9%	23.31
2027	8	300,000	2.4%	17.32	29	77,000	3.3%	29.67	37	377,000	2.5%	19.84
2028	8	373,000	2.9%	15.82	27	88,000	3.8%	38.37	35	461,000	3.1%	20.12
2029	15	463,000	3.7%	21.32	21	77,000	3.3%	40.59	36	540,000	3.6%	24.06
Thereafter	172	9,212,000	72.7%	21.79	166	780,000	33.7%	43.42	338	9,992,000	66.7%	23.47
Subtotal/Average	254	11,756,000	92.7%	$20.80	603	2,004,000	86.7%	$39.67	857	13,760,000	91.8%	$23.55
Vacant	20	922,000	7.3%	N/A	125	308,000	13.3%	N/A	145	1,230,000	8.2%	N/A
Total/Average	274	12,678,000	100%	N/A	728	2,312,000	100%	N/A	1,002	14,990,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) assuming exercise of all options at future tenant rent is $6.57 per square foot as of June 30, 2019. The table also excludes 74,000 square feet of self-storage.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—	Best Buy
Vallejo (leased through 2043)(3)	45,000	100.0%	12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	—%	—	—
Connecticut:
Newington	189,000	100.0%	9.97	—	Walmart, Staples
Maryland:
Baltimore (Towson)(6)	155,000	98.6%	23.91	—	Staples, HomeGoods, Golf Galaxy, Tuesday Morning, Five Below, Ulta, Kirkland's, Sprouts
Rockville	94,000	98.0%	27.02	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	24.57	—	PetSmart, A.C. Moore
Milford (leased through July 2019)(3)	83,000	100.0%	9.01	—	Kohl's
Springfield	182,000	98.2%	5.58	—	Walmart
Missouri:
Manchester	131,000	100.0%	11.17	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	37,000	—%	—	—
New Jersey:
Bergen Town Center - East, Paramus	253,000	97.5%	21.78	—	Lowe's, REI, Kirkland's, Best Buy
Bergen Town Center - West, Paramus	966,000	97.8%	33.24	$300,000	Target, Century 21, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Nieman Marcus Last Call Studio
Brick	278,000	96.6%	19.42	$50,000	Kohl's, ShopRite, Marshalls, Kirkland's
Carlstadt (leased through 2050)(3)	78,000	100.0%	23.69	—	Stop & Shop
Cherry Hill (Cherry Hill Commons)	263,000	70.8%	10.74	—	Walmart
Cherry Hill (Plaza at Cherry Hill)	420,000	73.3%	13.38	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	14.37	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	99.2%	21.66	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Forever21 Red, Paper Store
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	98.3%	12.68	$23,000	Lowe's
Garfield	289,000	100.0%	15.22	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.73	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	80.8%	16.80	$23,977	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	12.37	$29,000	Lowe's, P.C. Richard & Son
Kearny	104,000	100.0%	20.70	—	LA Fitness, Marshalls
Lawnside	151,000	100.0%	16.31	—	The Home Depot, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Lodi (Route 17 North)	171,000	—%	—	—
Lodi (Washington Street)	85,000	87.6%	21.95	—	Blink Fitness, Aldi
Manalapan	208,000	90.3%	18.81	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart
Marlton	218,000	100.0%	15.96	$37,400	Kohl's, ShopRite, PetSmart
Middletown	231,000	96.9%	13.82	$31,400	Kohl's, Stop & Shop
Millburn	104,000	98.8%	25.25	$24,000	Trader Joe's, CVS, PetSmart
Montclair	21,000	100.0%	26.20	—	Whole Foods Market
Morris Plains(6)	182,000	70.5%	25.44	—	Kohl's
North Bergen (Kennedy Blvd)	62,000	100.0%	14.36	—	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	98.5%	20.64	$100,000	Walmart, BJ's Wholesale Club, PetSmart, Staples
North Plainfield	241,000	100.0%	11.56	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis (lease not commenced)
Paramus (leased through 2033)(3)	63,000	100.0%	47.18	—	24 Hour Fitness
Rockaway	189,000	97.8%	15.02	$27,800	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(3)	56,000	96.3%	21.36	—	Staples, Party City
Totowa	271,000	100.0%	17.45	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	9.94	—	At Home (lease not commenced), Verizon Wireless
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (Route 22 and Morris Ave)	278,000	98.9%	17.03	—	Lowe's, Burlington (lease not commenced), Office Depot
Watchung	170,000	98.3%	18.25	$27,000	BJ's Wholesale Club
Westfield (One Lincoln Plaza)	22,000	89.9%	36.86	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	226,000	94.7%	13.04	$22,100	Walmart, Family Discount Furniture
Woodbridge (Plaza at Woodbridge)	337,000	75.8%	18.35	$55,340	Best Buy, Raymour & Flanigan, Lincoln Tech, Harbor Freight, Retro Fitness
New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	36.26	$24,500	Planet Fitness, Aldi
Bronx (Bruckner Commons)(6)	375,000	82.1%	26.84	—	Kmart, Marshalls, ShopRite, Burlington
Bronx (Shops at Bruckner)	114,000	72.1%	40.79	$11,283	Marshalls, Old Navy
Buffalo (Amherst)	311,000	100.0%	10.74	—	BJ's Wholesale Club, T.J. Maxx, Burlington (lease not commenced), HomeGoods, LA Fitness
Commack (leased through 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (leased through 2041)(3)	46,000	100.0%	22.51	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	21.95	$43,100	The Home Depot, Staples
Huntington	204,000	43.8%	22.71	—	Marshalls, Old Navy, Petco
Inwood	100,000	100.0%	19.77	—	Stop & Shop
Mt. Kisco	189,000	95.4%	16.22	$13,741	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	20.21	—	Stop & Shop
Oceanside	16,000	100.0%	28.00	—	Party City
Queens	46,000	76.9%	40.20	—
Rochester	205,000	100.0%	3.08	—	Walmart
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.62	—	Kohl's

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2019
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Staten Island	165,000	98.5%	23.63	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School (lease not commenced)
West Babylon	66,000	97.6%	17.83	—	Best Market, Rite Aid
Yonkers Gateway Center	437,000	97.2%	17.15	$30,919	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
Pennsylvania:
Bensalem	185,000	100.0%	12.93	—	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	94.5%	8.47	—	Giant Food, Petco
Broomall	169,000	100.0%	10.25	—	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.79	—	Walmart
Lancaster	228,000	100.0%	5.07	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	179,000	79.6%	12.18	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Tuesday Morning
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.76	—	LA Fitness, PetSmart
York	111,000	100.0%	9.57	—	Ashley Furniture, Tractor Supply Company, Aldi, Crunch Fitness
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.08	—	BJ's Wholesale Club
Tysons Corner (leased through 2035)(3)	38,000	100.0%	43.04	—	Best Buy
Puerto Rico:
Las Catalinas	356,000	53.1%	44.58	$130,000	Forever 21, Old Navy (lease not commenced)
Montehiedra(6)	539,000	94.5%	18.53	$114,314	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy (lease not commenced)
Total Shopping Centers and Malls	14,990,000	91.8%	$18.53	$1,519,234
WAREHOUSES:
East Hanover Warehouses	942,000	96.8%	5.54	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Consolidated Simon Distributors, Givaudan Flavors, Reliable Tire
Total Urban Edge Properties	15,932,000	92.1%	$17.72	$1,559,934
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease. The Company excludes 74,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $20.98 per square foot.
(3) The Company is a lessee under a ground or building lease. Ground and building lease terms include exercised options and options that may be exercised in future periods. For building leases, the total square feet disclosed for the building will revert to the lessor upon lease expiration. At Salem, the ground lease is for a portion of the parking area only.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95%.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI.
(7) Mortgage debt balances exclude unamortized debt issuance costs.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2019
(dollars in thousands)

2019 Property Acquisitions:

None.

2019 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
3/15/2019	Chicopee	Chicopee	MA	224,000	$18,600
5/14/2019	Governor's Commons	Glen Burnie	MD	129,000	$16,200

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2019
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 6/30/19	Target Stabilization(2)	Description and status
Bergen Town Center- Phase I(3)	$60,300		$58,000	3Q19
Adding Burlington (open) to the main mall and 15,000± sf adjacent to REI (Kirkland’s open in 10,000 sf); expanding Kay (open): replacing bank with Cava Grill (open) and Sticky's Finger Joint (open); replacing east deck and upgrading west desk (complete)

Bergen Town Center-Phase IIC(3)	1,600		900	3Q19	Lands' End (open) and Chopt (executed and under construction) replacing dressbarn
Tonnelle Commons(3)	10,800		10,000	4Q21	102,000± sf, adding CubeSmart self-storage facility on excess land (complete)
Kearny Commons(3)	9,900		7,700	2Q20	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (tenant under construction) and other tenants as well as adding a freestanding Starbucks (open)
Briarcliff Commons	7,900		5,500	4Q19	Renovating façade (complete); tenant repositioning; adding Chick-fil-A (open)
Huntington Commons(3)	5,900		3,900	4Q20	Converting 11,000± sf basement space into street-front retail
West Branch Commons(3)	5,400		2,200	4Q19	Retenanting former Toys "R" Us box with Burlington
Amherst Commons(3)	5,200		2,700	4Q19	Retenanting former Toys "R" Us box with Burlington
Garfield Commons - Phase II(3)	4,900		3,400	4Q19	18,000± sf of shops (Five Below open; balance of space under construction)
The Plaza at Woodbridge(3)	4,500		3,100	2Q22	Repurposing 82,000 sf of unused basement space into self-storage (under construction)
Mt. Kisco Commons(3)	2,700		2,100	2Q20	Converting former sit-down restaurant into a Chipotle and another quick service restaurant (under construction)
Gun Hill Commons(3)	1,700		600	4Q19	Expanding Aldi (executed)

Total	$120,800	(4)	$100,100

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 7% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total cash NOI directly attributable to the project and the estimated project costs.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2019
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 6/30/19	Stabilization(2)	Description and status
Bruckner Commons	$74,600		$72,200	1Q19	Renovated 3 buildings; retenanting 134,000± sf; Urban Health; Burlington, ShopRite, Boston Market, KicksUSA and T-Mobile (open), and Smashburger (executed)
The Outlets at Montehiedra	18,100		18,100	3Q18	Redevelopment completed
Yonkers Gateway Center(3)	7,500		7,200	1Q19	Repositioned vacant grocer box with Marshalls & Homesense (both are completed and open)
Goucher Commons - Phase II	4,300		4,200	4Q18	Replaced hhgregg with Sprouts
Bergen Town Center-Phase IIIA(3)	2,300		2,200	4Q18	Moved Children's Place to former Payless space; retenanted 8,500 sf of 10,000 sf with Express
Lawnside Commons(3)	2,100		2,100	3Q18	Added Mattress Firm and T-Mobile
Bergen Town Center-Phase IIB(3)	1,400		1,300	1Q19	Replaced Pot Belly & Pei Wei with Ruth’s Chris Steakhouse
Woodbridge Commons(3)	1,400		1,300	2Q19	Furniture store (open) replacing Syms
Rockaway River Commons - Phase III(3)	800		800	2Q19	Expanded ShopRite by 6,000± sf at its expense
Cherry Hill Commons(3)	500		400	4Q18	Added Panda Express restaurant on new pad
Total	$113,000	(4)	$109,800

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Lodi	Lodi, NJ	Redevelop entire center; develop outparcel building, and add self-storage
Bergen Town Center	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
The Plaza at Cherry Hill	Cherry Hill, NJ	Renovating center
The Outlets at Montehiedra	San Juan, PR	Developing 20,000± sf retail on excess land; marketing
Marlton Commons	Marlton, NJ	Develop new small shop space and renovate façade
Briarcliff Commons	Morris Plains, NJ	Retenant former ShopRite box, add pad site, common area improvements
The Shops at Bruckner	Bronx, NY	Retenant end-cap anchor space, facade renovations and common area improvements
The Plaza at Woodbridge	Woodbridge, NJ	Retenant former Toys "R" Us box with three junior anchors
Hudson Mall	Jersey City, NJ	Develop a mix of uses surrounding Hudson Mall as well as redeveloping parts of the mall to create a retail destination
Wilkes-Barre	Wilkes-Barre, PA	Develop new pad
Brick Commons	Bricktown, NJ	Develop new pad

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 8% based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2019 and December 31, 2018
(in thousands)

	June 30, 2019	December 31, 2018
Fixed rate debt	$1,390,434	$1,392,659
Variable rate debt	169,500	169,500
Total debt	$1,559,934	$1,562,159

% Fixed rate debt	89.1%	89.1%
% Variable rate debt	10.9%	10.9%
Total	100%	100%

Secured mortgage debt	$1,559,934	$1,562,159
Unsecured debt	—	—
Total debt	$1,559,934	$1,562,159

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	6.2 years	6.7 years

Total market capitalization (see page 16)	$3,767,295

% Secured mortgage debt	41.4%
% Unsecured debt	—%
Total debt : Total market capitalization	41.4%

Weighted average interest rate on secured mortgage debt(1)	4.12%	4.12%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

No amounts are currently outstanding on our unsecured $600 million line of credit. Subsequent to June 30, 2019, the Company amended its revolving credit facility, extending the maturity date from March 2021 to January 2024 with two six-month extension options. To the extent borrowing occurs, our borrowing rate is LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points. Both the spread over LIBOR and the facility fee are based on our current leverage ratio.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2019 (unaudited) and December 31, 2018
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	June 30, 2019	December 31, 2018	Percent of Debt at June 30, 2019
Montehiedra (senior loan)	7/6/21	5.33%	$84,314	$84,860	5.4%
Montehiedra (junior loan)	7/6/21	3.00%	30,000	30,000	1.9%
Cherry Hill (Plaza at Cherry Hill)(4)	5/24/22	4.04%	28,930	28,930	1.9%
Westfield (One Lincoln Plaza)(4)	5/24/22	4.04%	4,730	4,730	0.3%
Woodbridge (Plaza at Woodbridge)(4)	5/25/22	4.04%	55,340	55,340	3.5%
Bergen Town Center - West, Paramus	4/8/23	3.56%	300,000	300,000	19.2%
Bronx (Shops at Bruckner)	5/1/23	3.90%	11,283	11,582	0.7%
Jersey City (Hudson Mall)(3)	12/1/23	5.07%	23,977	24,326	1.6%
Yonkers Gateway Center(5)	4/6/24	4.16%	30,919	31,704	2.0%
Las Catalinas	8/6/24	4.43%	130,000	130,000	8.3%
Jersey City (Hudson Commons)(1)	11/15/24	4.34%	29,000	29,000	1.9%
Watchung(1)	11/15/24	4.34%	27,000	27,000	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	4.34%	24,500	24,500	1.6%
Brick	12/10/24	3.87%	50,000	50,000	3.2%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.8%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	4.0%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.4%
Manchester	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	24,000	24,000	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.3%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	4.0%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.3%
Marlton	12/1/28	3.86%	37,400	37,400	2.4%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.6%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.8%
Garfield	12/1/30	4.14%	40,300	40,300	2.6%
Mt Kisco(2)	11/15/34	6.40%	13,741	13,987	0.9%
Total mortgage debt		4.12%	$1,559,934	$1,562,159	100%
Unamortized debt issuance costs			(10,990)	(11,917)
Total mortgage debt, net			$1,548,944	$1,550,242

(1)	Bears interest at one month LIBOR plus 190 bps.

(2)
The mortgage payable balance on the loan secured by Mt Kisco includes $0.9 million and $1.0 million of unamortized debt discount as of June 30, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt discount is 7.29% as of June 30, 2019.

(3)
The mortgage payable balance on the loan secured by Hudson Mall includes $1.1 million and $1.2 million of unamortized debt premium as of June 30, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt premium is 3.82% as of June 30, 2019.

(4)	Bears interest at one month LIBOR plus 160 bps.

(5)
The mortgage payable balance on the loan secured by Yonkers Gateway Center includes $0.6 million and $0.7 million of unamortized debt premium as of both June 30, 2019 and December 31, 2018, respectively. The effective interest rate including amortization of the debt premium is 3.73% as of June 30, 2019.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of June 30, 2019 (unaudited) and December 31, 2018
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2019(1)	$2,408	$—	$165	$2,573	4.5%	0.2%
2020	7,184	—	331	7,515	4.5%	0.5%
2021	8,830	114,314	331	123,475	4.7%	7.9%
2022	12,162	87,483	331	99,976	4.1%	6.4%
2023	14,628	329,432	308	344,368	3.7%	22.1%
2024	12,976	261,366	(26)	274,316	4.3%	17.6%
2025	9,107	23,260	(61)	32,306	4.1%	2.1%
2026	8,888	115,104	(61)	123,931	3.9%	7.9%
2027	5,876	259,525	(61)	265,340	4.3%	17.0%
Thereafter	15,095	271,455	(416)	286,134	4.2%	18.3%
Total	$97,154	$1,461,939	$841	$1,559,934	4.1%	100%
	Unamortized debt issuance costs			(10,990)
	Mortgage debt, net			$1,548,944
(1) Remainder of 2019.